Exhibit 10.1

AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Amendment”), dated as of January 27, 2023 (the “Effective Date”), is made and entered into by and among Murphy Canyon Acquisition Corp., a Delaware corporation (the “Company”), and _______________ (the “Subscriber”). Capitalized terms used herein and not otherwise defined will have the meanings ascribed to such terms in the Subscription Agreement (as defined below).

RECITALS

A. The parties entered into that certain Subscription Agreement on November 8, 2022 (the “Subscription Agreement”).

B. Pursuant to Section 9(f) of the Subscription Agreement, the parties may amend the Subscription Agreement by an agreement in writing signed by the parties.

C. The parties desire to amend the Subscription Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties agree as follows, as of the Effective Date:

1. Amendments to the Subscription Agreement.

(a) At all times prior to the Transaction Closing, all references to “Class A Common Stock” shall refer to the Company’s Class A Common Stock, par value $0.0001 per share, each share of which, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the Target, shall automatically convert into and become one validly issued, fully paid and non-assessable share of one class of the Company’s common stock, par value $0.0001.

(b) At all times as of and from the date of the Transaction Closing, all references to “Class A Common Stock” shall refer to the Company’s common stock, par value $0.0001.

(c) The Company Warrant is hereby amended and restated in its entirety as set forth in Exhibit A to this Amendment. All references to the Company Warrant in the Subscription Agreement shall refer to the Company Warrant attached hereto as Exhibit A.

2. No Further Amendments. Except as expressly modified by this Amendment, the Subscription Agreement will remain unmodified and in full force and effect.

3. Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

4. Conflict. To the extent there is a conflict between the terms and provisions of this Amendment and the Subscription Agreement, the terms and provisions of this Amendment will govern as to such conflict.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the Effective Date.

MURPHY CANYON ACQUISITION CORP.

By:	Jack K. Heilbron
Title:	CEO

By:
Title:

[Signature Page to Amendment to Subscription Agreement]